EXHIBIT 16.1

MASSELLA RUBENSTEIN LLP

Certified Public Accountants

January 2, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

We have read Item 4 of Form 8-K dated January 2, 2003 of Rocky Mountain Energy Corporation and are in agreement with the statements contained therein.

Very truly your,

/s/ Massella Rubenstein LLP

MASSELLA RUBENSTEIN LLP

375 North Broadway, Suite 103, Jericho, NY 11753 - Tel: 516-937-7800 - Fax: 516-937-7803

Members of the SEC Practice Section of the American Institute of Certified Public Accountants - New York State Society of Certified Public Accountants